Exhibit 99.1
DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Kate Deck
216-755-5500	216-755-5500
mrichmond@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS OPERATING FFO PER
DILUTED SHARE OF $0.24 FOR THE QUARTER ENDED
MARCH 31, 2011
BEACHWOOD, OHIO, April 27, 2011 — Developers Diversified Realty Corporation (NYSE: DDR) today announced operating results for the quarter ended March 31, 2011.
SIGNIFICANT FIRST QUARTER ACTIVITY
•	Reported operating FFO of $0.24 per diluted share, which excludes certain non-operating items

•	Maintained strong operating performance with the execution of 428 total leases for over 2.6 million square feet

•	The portfolio leased rate increased to 92.4% at March 31, 2011 from 92.3% at December 31, 2010 and 91.3% at March 31, 2010; including Brazil, the March 31, 2011 blended leased rate was 92.6%

•	Generated positive leasing spreads, with new leases at 9.0% and renewals at 4.9% for a blended overall spread of 5.4%, which is consistent with the blended spread of 5.4% in the fourth quarter of 2010 and an improvement from -2.7% in the first quarter of 2010

•	Reported same store net operating income growth of 3.9% as compared to an increase of 3.6% in the fourth quarter of 2010 and a decrease of 2.6% in the first quarter of 2010

•	Completed $40 million of acquisitions

•	Completed $43 million of asset sales, of which the Company’s pro-rata share was $20 million

•	Issued $300 million aggregate principal amount of 4.75% senior unsecured notes due April 2018

•	Unconsolidated joint venture in Brazil completed an initial public offering raising US$280 million of gross proceeds

•	Raised $190.2 million of equity proceeds in connection with the exercise of warrants for 10 million common shares in March 2011 and through the issuance of 9.5 million common shares in April 2011, which were utilized to redeem $180 million of 8.0% Class G preferred shares in April 2011
“Our first quarter results highlight the successful execution of our strategic initiatives consistent with our guidance,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz. “We expect this momentum to continue and our portfolio to benefit in the current environment.”

FINANCIAL HIGHLIGHTS
The Company’s first quarter operating Funds From Operations (“FFO”) was $63.2 million, or $0.24 per diluted share, before $25.9 million of net adjustments.
The charges and gains, primarily non-cash, for the period ended March 31, 2011, are summarized as follows (in millions):

Three Months
Non-cash impairment charges — consolidated assets	$3.8
Executive separation charge	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	(21.9)
Other income, net	(1.3)
Equity in net income of joint ventures — loss on asset sales	1.6
Gain on change in control of interests	(21.7)
Discontinued operations — non-cash consolidated impairment charges and loss on sales	1.9
Loss on disposition of real estate (land), net	1.0

Total Adjustments from FFO to operating FFO	$(25.9)

FFO applicable to common shareholders for the three-month period ended March 31, 2011, including the above net adjustments, was $89.1 million, or $0.25 per diluted share, which compares to FFO of $28.4 million, or $0.12 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended March 31, 2011, is primarily the result of the gain on change in control of interests relating to the Company’s acquisition of two assets from unconsolidated joint ventures and the effect of the non-cash valuation adjustments associated with the warrants that were exercised in full for cash in the first quarter of 2011 partially offset by the executive separation charge.
Net income applicable to common shareholders for the three-month period ended March 31, 2011, was $24.7 million, or $0.01 per diluted share, which compares to a net loss of $34.8 million, or $0.15 per diluted share, for the prior-year comparable period. The increase in net income applicable to common shareholders for the three-month period ended March 31, 2011, is primarily due to the same items impacting FFO as explained above.
LEASING & PORTFOLIO OPERATIONS
The following results for the three-month period ended March 31, 2011, highlight continued strong leasing activity throughout the portfolio:
•	Executed 168 new leases aggregating approximately 0.8 million square feet and 260 renewals aggregating approximately 1.8 million square feet.

•	Total portfolio average annualized base rent per occupied square foot as of March 31, 2011 was $13.37, as compared to $13.04 at March 31, 2010.

•	The portfolio leased rate was 92.4% as of March 31, 2011, as compared to 91.3% at March 31, 2010. The U.S. portfolio and the Brazil portfolio blended leased rate was 92.6% at March 31, 2011.

•	On a cash basis, rental rates for new leases increased by 9.0% over prior rents and renewals increased by 4.9%. The continued strong leasing spreads are consistent with the blended spread of 5.4% for the portfolio reported in the fourth quarter of 2010 and an improvement from the -2.7% spread in the first quarter of 2010.

•	Same store net operating income (“NOI”) increased 3.9% for the three-month period ended March 31, 2011 over the prior-year comparable period.

ACQUISITIONS
The Company acquired its partners’ 50% ownership interests in two prime shopping centers for $40 million during the first quarter of 2011. As a result of the transactions, the Company now owns 100% of the two prime shopping centers. The aggregate gross value of the shopping centers is $80 million, and with a new $21.0 million, eleven-year mortgage encumbers one of the assets. The Company recorded an aggregate gain of approximately $21.7 million in connection with the acquisitions related to the step-up of its investment basis to fair value due to the change in control that occurred.
DISPOSITIONS
The Company sold two consolidated assets, aggregating approximately 0.1 million square feet, in the first quarter of 2011, generating gross proceeds of approximately $5.3 million. The Company recorded an aggregate net gain of approximately $0.2 million related to asset sales in the first quarter. The Company also sold $8.0 million of consolidated non-income producing assets.
In the first quarter of 2011, two of the Company’s unconsolidated joint ventures sold two shopping centers, aggregating approximately 0.3 million square feet, generating gross proceeds of approximately $29.7 million. The joint ventures recorded an aggregate net loss of approximately $0.9 million related to these asset sales, of which the Company recorded a net loss of approximately $1.9 million related to the write-off of its basis in the investments.
CAPITAL MARKETS ACTIVITIES
Mr. Alexander Otto and certain members of his family (the “Otto Family”) exercised their warrants for 10 million common shares issued in 2009 for cash proceeds of $60 million in March 2011. The Company also entered into a forward sale agreement to sell an aggregate of 9.5 million of its common shares for net proceeds aggregating $130.2 million or $13.71 per share, which settled in April 2011. The net proceeds from the issuance of these common shares were utilized to redeem $180 million of the Company’s 8.0% Class G preferred shares in April 2011. The Company expects to record a non-cash charge of approximately $6.4 million to net income applicable to common shareholders in the second quarter of 2011 relating to the write-off of the Class G preferred shares’ original issuance costs.
In March 2011, the Company issued $300 million aggregate principal amount of 4.75% senior unsecured notes due April 2018. Net proceeds from the offering were used to repay short-term, higher cost mortgage debt and to reduce borrowings under the Company’s revolving credit facilities and secured term loan.
In February 2011, the Company executed the extension option on its term loan with KeyBank, N.A. to extend the maturity date one year to February 2012. The outstanding balance of the term loan was reduced to $550 million with proceeds from the unsecured notes offering.
On February 2, 2011, the Company’s unconsolidated joint venture, Sonae Sierra Brasil (BM&FBOVESPA: SSBR3), completed an initial public offering of its common shares on the Sao Paulo Stock Exchange. The total proceeds raised of approximately US$280 million from the initial public offering will be used primarily to fund future developments and expansions, as well as repay a loan from its parent company, in which DDR owns a 50% interest. Our proportionate share of the loan repayment proceeds was approximately US$22.4 million. As a result of the initial public offering, the Company’s effective ownership interest in Sonae Sierra Brasil was reduced from 48% to approximately 33%.
2011 GUIDANCE
There has been no change in guidance since the last update provided on January 10, 2011. The Company continues to estimate operating FFO for 2011 between $0.90-$1.05 per diluted share.

NON-GAAP DISCLOSURES
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for gains generated from merchant build asset sales, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section.
SAFE HARBOR
Developers Diversified Realty Corporation considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended March 31, 2011. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DEVELOPERS DIVERSIFIED REALTY
Developers Diversified owns and manages approximately 520 retail properties in 41 states, Puerto Rico and Brazil totaling approximately 127 million square feet. The Company’s prime portfolio features open-air, value-oriented shopping centers in high barrier-to-entry markets with stable populations and high growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls primarily clustered around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available on the Company’s website at www.ddr.com.
CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.
The Company will hold its quarterly conference call tomorrow, April 28, 2011 at 10:00 a.m. Eastern Daylight Time. To participate, please dial 800.265.0241 (domestic), or 617.847.8704 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 30366082. Access to the live call and replay will also be available through the Company’s website. The replay will be available through May 5, 2011.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)

	Three-Month Periods
	Ended March 31,
	2011	2010
Revenues:
Minimum rents (A)	$134,291	$133,746
Percentage and overage rents (A)	2,038	2,041
Recoveries from tenants	46,614	46,370
Ancillary and other property income	7,169	4,689
Management, development and other fee income	11,751	14,017
Other (B)	1,121	1,268

	202,984	202,131

Expenses:
Operating and maintenance (C)	38,104	34,385
Real estate taxes	26,841	27,400
Impairment charges (D)	3,856	817
General and administrative (E)	29,378	23,275
Depreciation and amortization	56,042	55,177

	154,221	141,054

Other income (expense):
Interest income	2,796	1,333
Interest expense (F)	(60,243)	(56,096)
Gain on debt retirement, net (F)	—	1,091
Gain (loss) on equity derivative instruments (G)	21,926	(24,868)
Other income (expense) (H)	1,341	(3,059)

	(34,180)	(81,599)

Income (loss) before earnings from equity method investments and other items	14,583	(20,522)
Equity in net income of joint ventures (I)	1,974	1,647
Impairment of joint venture investments	(35)	—
Gain on change in control of interests (J)	21,729	—
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(326)	(1,002)

Income (loss) from continuing operations	37,925	(19,877)
Loss from discontinued operations (K)	(1,685)	(6,033)

Income (loss) before loss on disposition of real estate	36,240	(25,910)
Loss on disposition of real estate, net of tax	(861)	(675)

Net income (loss)	35,379	(26,585)
Non-controlling interests	(67)	2,338

Net income (loss) attributable to DDR	$35,312	$(24,247)

Net income (loss) applicable to common shareholders	$24,745	$(34,814)

Funds From Operations (“FFO”):
Net income (loss) applicable to common shareholders	$24,745	$(34,814)
Depreciation and amortization of real estate investments	53,803	54,594
Equity in net income of joint ventures (I)	(1,974)	(1,647)
Joint ventures’ FFO (I)	12,808	11,555
Non-controlling interests (OP Units)	16	8
Gain on disposition of depreciable real estate	(311)	(1,267)

FFO applicable to common shareholders	89,087	28,429
Preferred dividends	10,567	10,567

FFO	$99,654	$38,996

Per share data:
Earnings per common share
Basic	$0.10	$(0.15)

Diluted	$0.01	$(0.15)

Basic — average shares outstanding	255,966	227,133

Diluted — average shares outstanding	262,581	227,133

Dividends Declared	$0.04	$0.02

Funds From Operations — Basic (L)	$0.34	$0.12

Funds From Operations — Diluted (L)	$0.25	$0.12

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
Selected Balance Sheet Data

	March 31, 2011	December 31, 2010
Assets:
Real estate and rental property:
Land	$1,865,716	$1,837,403
Buildings	5,551,683	5,491,489
Fixtures and tenant improvements	356,104	339,129

	7,773,503	7,668,021
Less: Accumulated depreciation	(1,500,524)	(1,452,112)

	6,272,979	6,215,909
Land held for development and construction in progress	714,972	743,218
Real estate held for sale, net	6,427	—

Real estate, net	6,994,378	6,959,127

Investments in and advances to joint ventures	402,875	417,223
Cash	21,025	19,416
Restricted cash	4,148	4,285
Notes receivable, net	121,335	120,330
Receivables, including straight-line rent, net	112,982	123,259
Other assets, net	124,787	124,450

	$7,781,530	$7,768,090

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$42,681	$279,865
Unsecured debt	2,345,533	2,043,582
Mortgage and other secured debt	1,881,795	1,978,553

	4,270,009	4,302,000
Dividends payable	18,409	12,092
Equity derivative liability (G)	—	96,237
Other liabilities	205,463	223,074

Total liabilities	4,493,881	4,633,403

Preferred shares	555,000	555,000
Common shares (L)	26,714	25,627
Paid-in-capital (G)	4,004,030	3,868,990
Accumulated distributions in excess of net income	(1,365,039)	(1,378,341)
Deferred compensation obligation	12,571	14,318
Accumulated other comprehensive income	27,707	25,646
Less: Common shares in treasury at cost	(12,320)	(14,638)
Non-controlling interests	38,986	38,085

Total equity	3,287,649	3,134,687

	$7,781,530	$7,768,090

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(A)	Base and percentage rental revenues for the three-month period ended March 31, 2011, as compared to the prior-year comparable period, increased $1.2 million. This increase consisted of increased leasing activity at core portfolio properties, contributing $0.9 million, the acquisition of a 50% interest in two shopping centers, which generated an additional $0.6 million in revenues offset by a net decrease in revenues from development and redevelopment assets of $0.3 million. Included in rental revenues for the three-month periods ended March 31, 2011 and 2010, is approximately $0.3 million and $1.0 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Lease termination fees	$0.6	$0.6
Financing fees	0.4	0.2
Other miscellaneous	0.1	0.5

	$1.1	$1.3

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Bad debt expense	$2.4	$3.2
Ground rent expense (a)	$1.0	$1.3

(a)	Includes non-cash expense of approximately $0.5 million for both of the three-month periods ended March 31, 2011 and 2010 related to straight-line ground rent expense.
(D)	The Company recorded impairment charges during the three-month periods ended March 31, 2011 and 2010, on the following consolidated assets (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010

Undeveloped land	$3.8	$—
Assets marketed for sale	—	0.8

Total continuing operations	3.8	0.8

Sold assets or assets held for sale (1)	2.0	2.3

Total discontinued operations	2.0	2.3

Total impairment charges	$5.8	$3.1

(1)	See summary of discontinued operations activity in note (K).
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the three-month periods ended March 31, 2011 and 2010, general and administrative expenses were approximately 7.1% and 5.5% of total revenues, respectively, including joint venture and managed property revenues.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
During the three-months ended March 31, 2011, the Company recorded a charge of $10.7 million as a result of the termination without cause of its Executive Chairman, the terms of which were pursuant to his amended and restated employment agreement. In addition to the cash payment component, the charge also includes stock-based compensation expense of $1.5 million (representing the acceleration of expense associated with the grant-date fair value of the unvested stock-based awards that had a market value of $7.8 million based upon the closing price of the Company’s common shares of $14.00 as of March 31, 2011). During the three months ended March 31, 2010, the Company incurred a $2.1 million separation charge relating to the departure of another executive officer. Excluding these separation charges, general and administrative expenses were 4.5% and 5.0% of total revenues for the three-month periods ended March 31, 2011 and 2010, respectively.
(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Non-cash interest expense related to amortization of the debt discount	$3.8	$2.0
Non-cash adjustment to gain on repurchase	—	2.6
(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009. Because all of the warrants were exercised in March 2011, the Company will no longer record the changes in fair value of these instruments in its future earnings. The liability at the date of exercise was reclassified into paid-in-capital.

(H)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Litigation-related expenses	$(1.0)	$(1.7)
Debt extinguishment costs	(0.2)	(1.1)
Settlement of lease liability obligation	2.6	—
Abandoned projects and other expenses	(0.1)	(0.3)

	$1.3	$(3.1)

(I)	At March 31, 2011 and 2010, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 191 and 213 shopping center properties, respectively. See below for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(J)	In the first quarter of 2011, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for both of these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

(K)	The operating results relating to assets classified as discontinued operations are summarized as follows (in thousands):

	Three-Month Periods
	Ended March 31,
	2011	2010
Revenues from operations	$327	$5,227

Operating expenses	83	3,671
Impairment charges	1,983	2,255
Interest, net	92	3,906
Depreciation and amortization	98	1,994

Total expenses	2,256	11,826

Loss before disposition of real estate	(1,929)	(6,599)
Gain on disposition of real estate, net	244	566

Net loss	$(1,685)	$(6,033)

(L)	For purposes of computing FFO and operating FFO per share, the following share information was utilized (in millions):

	At March 31,
	2011	2010
Common shares outstanding	267.1	250.0
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods
	Ended March 31,
	2011	2010

Weighted average common shares outstanding	258.2	228.5

Assumed conversion of OP Units	0.4	0.4

FFO Weighted average common shares and OP Units — Basic	258.6	228.9

Assumed conversion of dilutive securities	6.6	7.3

FFO and Operating FFO Weighted average common shares and OP Units —Diluted	265.2	236.2

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
Combined condensed income statements

	Three-Month Periods
	Ended March 31,
	2011	2010
Revenues from operations (A)	$172,398	$164,093

Operating expenses	63,015	63,547
Depreciation and amortization of real estate investments	47,752	45,968
Interest expense	58,112	58,459

	168,879	167,974

Income (loss) from operations before tax expense and discontinued operations	3,519	(3,881)
Income tax expense	(6,144)	(4,799)
(Loss) income from discontinued operations, net of tax	(441)	582
Loss on disposition of discontinued operations (B)	(863)	(8,752)

Net loss	$(3,929)	$(16,850)

Net income at DDR’s ownership interests (C)	$3,899	$1,660

FFO at DDR’s ownership interests (D)	$12,808	$11,555

Combined condensed balance sheets

	March 31, 2011	December 31, 2010

Land	$1,550,786	$1,566,682
Buildings	4,745,572	4,783,841
Fixtures and tenant improvements	158,031	154,292

	6,454,389	6,504,815
Less: Accumulated depreciation	(747,737)	(726,291)

	5,706,652	5,778,524
Land held for development and construction in progress (E)	197,214	174,237

Real estate, net	5,903,866	5,952,761
Receivables, including straight-line rent, net	100,090	111,569
Leasehold interests	10,006	10,296
Other assets, net	517,696	303,826

	$6,531,658	$6,378,452

Mortgage debt (F)	$3,884,329	$3,950,794
Notes and accrued interest payable to DDR	91,290	87,282
Other liabilities	205,306	186,728

	4,180,925	4,224,804
Accumulated equity	2,350,733	2,153,648

	$6,531,658	$6,378,452

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(A)	Revenues for the three-month periods include the following (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Straight-line rents	$0.6	$1.2
DDR’s proportionate share	0.1	0.2
(B)	For the three months ended March 31, 2011, loss on disposition of discontinued operations includes the sale of two properties by two separate unconsolidated joint ventures. The Company’s proportionate share of the aggregate loss for the assets sold for the three-month period ended March 31, 2011, was approximately $1.9 million.

(C)	The Company’s share of joint venture equity in net income was reduced by $1.9 million for the three-month period ended March 31, 2011 as a result of basis differences impacting amortization and depreciation, impairment charges and loss on dispositions.

(D)	FFO from unconsolidated joint ventures are summarized as follows (in thousands):

	Three-Month Periods
	Ended March 31,
	2011	2010
Net loss	$(3,929)	$(16,850)
Depreciation and amortization of real estate investments	47,836	50,314

FFO	$43,907	$33,464

FFO at DDR’s ownership interests	$12,808	$11,555

Operating FFO at DDR’s ownership interests (1)	$14,400	$12,864

DDR joint venture distributions received, net (2)	$26,904	$10,799

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges primarily related to impairment charges and losses on the disposition of assets as disclosed earlier in this press release.

(2)	Includes loan repayments in 2011 of $22.4 million from a foreign investment.
(E)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $66.2 million and $71.7 million at March 31, 2011 and December 31, 2010, respectively.

(F)	The Company’s proportionate share of joint venture debt aggregated approximately $790.8 million and $835.8 million at March 31, 2011 and December 31, 2010, respectively. The $790.8 million includes approximately $52.6 million of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income or FFO.